                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1

                             Statement To Bondholder

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                                                       DISTRIBUTIONS IN DOLLARS
                             PRIOR                                                             CUMULATIVE              CURRENT
             ORIGINAL      PRINCIPAL                                                  REALIZED  REALIZED   DEFERRED    PRINCIPAL
  CLASS     FACE VALUE      BALANCE       INTEREST       PRINCIPAL       TOTAL         LOSSES    LOSSES    INTEREST    BALANCE
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
  BONDS   300,000,000.00 300,000,000.00  1,192,968.75   1,646,139.56   2,839,108.31     0.00      0.00       0.00    298,353,860.44

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TOTALS    300,000,000.00 300,000,000.00  1,192,968.75   1,646,139.56   2,839,108.31     0.00      0.00       0.00    298,353,860.44
-----------------------------------------------------------------------------------------------------------------------------------




Maximum Bond Interest Rate                                                                                                13.50000%
Available Funds Interest Rate                                                                                              8.46379%
Bond Interest Rate                                                                                                         5.72625%




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                                 FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                             PASS-THROUGH
                            PRIOR                                                        CURRENT               RATES
                          PRINCIPAL                                                     PRINCIPAL
  CLASS       CUSIP        BALANCE        INTEREST      PRINCIPAL         TOTAL          BALANCE       CURRENT         NEXT
-----------------------------------------------------------------------------------------------------------------------------------

  BONDS     66987XAA3      1,000.00       3.976563       5.487132        9.463694         994.51      5.726250%     6.048440%




-----------------------------------------------------------------------------------------------------------------------------------
SELLER:                                                NOVASTAR FINANCIAL, INC.
SERVICER:                                            NOVASTAR MORTGAGE CORPORATION
RECORD DATE:                                                 May 26, 1998
DISTRIBUTION DATE:                                          April 30, 1998
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
                                                                     Page 1 of 2

                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1

                             Statement To Bondholder

-----------------------------------------------------------------------------------------------------------------------------------

Distribution Date:      May 26, 1998
-----------------------------------------------------------------------------------------------------------------------------------
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--------------------------------------------------------------------------------------
Aggregate Collections From the Mortgage Loans
--------------------------------------------------------------------------------------

Total Collection on Pool                                         3,897,513.36
Total Servicer Advances                                                  0.00
Total Compensating Interest                                              0.00
--------------------------------------------------------------------------------------


Available Funds Cap Carry-Forward Amount                                                                               0.00
Aggregate Unpaid Available Funds Cap Carry-Forward Amount                                                              0.00

Current Period Insured Payments Paid by Insurer                                                                        0.00
Aggregate Unreimbursed Insured Amounts Payable to Insurer                                                              0.00

Aggregate Beginning Principal Balance of Mortgage Loans                                                      303,030,303.14
Aggregate Ending Principal Balance of Mortgage Loans                                                         301,384,163.58

Required Subordination Amount                                                                                  3,030,303.14
Current Subordination Amount                                                                                   3,030,303.14
Subordination Increase Amount                                                                                          0.00
Subordination Reduction Amount                                                                                         0.00
Net Monthly Excess Cashflow                                                                                    1,011,755.70
Unpaid Accrued Interest                                                                                                0.00
Current Realized Loss on Mortgage Loans                                                                                0.00
Aggregate Realized Loss on Mortgage Loans                                                                              0.00

Weighted Average Net Mortgage Rate                                                                              7.65492626%


----------------------------------------------------------------------------------------------------
DELINQUENCY               DELINQUENT     DELINQUENT     DELINQUENT       LOANS IN          REO
INFORMATION               30-59 DAYS     60-89 DAYS     90 + DAYS      FORECLOSURE      PROPERTY
----------------------------------------------------------------------------------------------------

PRINCIPAL BALANCE        2,006,002.92     171,750.00     136,000.00       307,750.00       0.00
NUMBER OF LOANS                    15              3              1                4          0
----------------------------------------------------------------------------------------------------


------------------------------------------------------
REPURCHASE                 Current       Cumulative
INFORMATION                 Period        History
------------------------------------------------------

PRINCIPAL BALANCE           0.00           0.00
NUMBER OF LOANS                0              0
------------------------------------------------------


Cumulative Loss Percentage                                                                                             0.00000%
Delinquency Percentage                                                                                                 0.04513%
Rolling Delinquency Percentage                                                                                         0.04513%

Prepayment Interest Shortfalls                                                                                         0.00
Relief Act Shortfalls                                                                                                  0.00






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
                                                                     Page 2 of 2

                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1

                         Statement To Certificateholder

-----------------------------------------------------------------------------------------------------------------------------------
                                                          DISTRIBUTIONS IN DOLLARS
                            PRIOR                                                                 CUMULATIVE               CURRENT
            ORIGINAL      PRINCIPAL                                                   REALIZED     REALIZED    DEFERRED   PRINCIPAL
  CLASS    FACE VALUE      BALANCE        INTEREST      PRINCIPAL         TOTAL        LOSSES       LOSSES     INTEREST    BALANCE
-----------------------------------------------------------------------------------------------------------------------------------

Certificate   0.00           0.00      1,011,755.70        0.00       1,011,755.70      0.00        0.00         0.00       0.00

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TOTALS        0.00           0.00      1,011,755.70        0.00       1,011,755.70      0.00        0.00         0.00       0.00
-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
SELLER:                                                NOVASTAR FINANCIAL, INC.
SERVICER:                                            NOVASTAR MORTGAGE CORPORATION
RECORD DATE:
DISTRIBUTION DATE:                                         December 26, 1997
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